UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                  FORM 8-KA



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report         March 31, 1997
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                              WOLOHAN LUMBER CO.
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            (Exact name of registrant as specified in its charter)

             Michigan                                   38-1746752
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     (State or other jurisdiction of               (I.R.S. Employer
     incorporation or organization)                Identification Number)


                  1740 Midland Road, Saginaw, Michigan 48603
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                   (Address of principal executive offices)


                                (517) 793-4532
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             (Registrant's telephone number, including area code)







Item 5. Other Events
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    The information provided herein is an update of information reported in the Registrants Form 8-K dated November 1, 1996.

    At a meeting held on November 1, 1996, the Board of Directors of the Company approved the engagement of Rehmann Robson as its independent auditors for the fiscal year ending December 27, 1997, to replace the firm of Ernst & Young LLP, who was dismissed as auditors of the Company effective March 31, 1997. Ernst & Young LLP continued to serve as the Company's independent auditors for the fiscal year ended December 28, 1996. The audit committee of the Board of Directors approved the change in auditors on October 31, 1996.

    The reports of Ernst & Young LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

    In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 28, 1996, and December 31, 1995, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in their report.

    The Company has requested Ernst & Young LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated March 31, 1997 is filed as
    Exhibit 1 to this Form 8-KA.


Item 7. Financial Statements and Exhibits
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    (c) The following exhibit is filed as part of this Report.

        1) Letter from Ernst & Young LLP to the Securities and Exchange Commission.






                                  SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.




                                             WOLOHAN LUMBER CO.
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                                                   Registrant




Date:    March 31, 1997             /s/David G. Honaman
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                                   David G. Honaman
                                   Vice President - Administration
                                   and Chief Financial Officer